Exhibit 10.35

COMMERCIAL DEVELOPMENT AND CLINICAL SUPPLY AGREEMENT

This Commercial Development and Clinical Supply Agreement (“Agreement”) is made on January 4, 2023 (“Effective Date”).

BETWEEN:

(1)	4P Therapeutics LLC, a Delaware limited liability company with principal address at P.O. Box 921031, Peachtree Corners, GA 30010-1031 (“4P”); and

(2)	Kindeva Drug Delivery L.P., a Delaware limited partnership with principal address at 11200 Hudson Road, Woodbury, MN 55129 (“KINDEVA”).

KINDEVA and 4P are sometimes referred to individually as a “Party” and sometimes jointly as the “Parties.”

WHEREAS

●	KINDEVA has developed expertise and has rights in technology relating to formulating, developing, and manufacturing transdermal drug delivery systems;

●	4P has experience and expertise in the research and development of novel drug delivery technologies;

●	KINDEVA and 4P are parties to that certain Feasibility Agreement, effective January 4, 2022 (“Feasibility Agreement”), to evaluate the compatibility and manufacturability of 4P’s novel abuse-deterrent technology;

●	The Parties wish to continue the development of the Product and progress through clinical studies and regulatory submissions with the United States FDA; and

●	The Parties may wish to further commercialize the Product, as defined in Section 1.9, under a commercial supply agreement to be negotiated in good faith at a later date.

IT IS AGREED as follows:

1.	DEFINITIONS

1.1.	“4P Background IP” shall mean 4P’s abuse deterrent technology, as detailed in the United States patents US 11,246,840, US 11,759,431 and related pending applications, consisting of a transdermal patch backing coated with a formulation containing aversive agents (e.g., denatonium benzoate and capsaicin) and a liquid- permeable release liner and know how related to the foregoing.

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1.2.	“Affiliate” shall mean another entity which is controlled by a Party hereto, which controls a Party hereto or which is under common control with a Party hereto and “control” means the direct or indirect ownership of at least 50% of the shares or interests entitled to vote for the directors thereof or the equivalent, for so long as such entitlement subsists, or equivalent power over management thereof.

1.3.	“Components” shall mean raw materials used in the development and manufacture of the Product, as defined in Section 1.9.

1.4.	“Compound” shall mean the compound fentanyl.

1.5.	“Formulation” shall mean the drug-in-adhesive formulation incorporating fentanyl and KINDEVA Background IP, excluding 4P Background IP.

1.6.	“Information” shall mean all written or verbally disclosed information relating to Compound, adhesives, Formulation, manufacturing processes, components, formulations, Product, Workplan and business plans, including but not limited to data, know-how, technical and non-technical materials, formulation samples, test results and specifications, which either Party shall deliver or provide to the other pursuant to this Agreement or produced during performance of the work hereunder, whether stamped or identified as “Confidential” at the time of disclosure or if unlabeled, information which by its nature is normally and reasonably considered confidential.

1.7.	“KINDEVA Background IP” shall mean Kindeva’s proprietary formulation for a transdermal fentanyl patch which includes the Formulation, components, adhesives, formulations, manufacturing, packaging, related to transdermal drug delivery systems and uses of any of the foregoing.

1.8.	“Invention” shall mean all discoveries, inventions, improvements, enhancements, modifications, ideas, data, and know-how, whether patentable or not, arising during and out of conduct of the Program, as defined in Section 1.10, under this Agreement.

1.9.	“Product” shall mean a transdermal drug delivery system containing Formulation, integrated with 4P Background IP.

1.10.	“Program” shall mean the commercial development and clinical supply program comprised of work conducted pursuant to the Workplan, as defined in Section 1.16, as amended in writing from time to time in accordance with the terms of this Agreement.

1.11.	“Regulatory Approval(s)” means any approvals, permits, product and/or establishment licenses, registrations or authorizations, including approval by a Regulatory Authority that are necessary or advisable in connection with the development, manufacture, testing, use, storage, transport, promotion, marketing, distribution, or sale of Product to be lawfully sold in the Territory.

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1.12.	“Regulatory Authority” means the U.S. Food and Drug Administration or any other agency having the authority to approve and/or control the right to manufacture, import, conduct clinical testing, market or sell Product in the Territory.

1.13.	“Regulatory Submission” means any submission made to a Regulatory Authority with respect to a Product, any New Drug Application (“NDA”), or Abbreviated New Drug Application (“ANDA”), and any supplement or amendment to any of the foregoing, and any applications for pricing or reimbursement approvals for the Product.

1.14.	“Regulatory File” means any regulatory file at FDA that contains information that can be referenced via a letter of authorization, including but not limited to Drug Master File (DMF), Device Master File (MAF), Investigational New Drug Application (IND), Abbreviated New Drug Application (ANDA), or New Drug Application (NDA), if applicable.

1.15.	“Territory” means .

1.16.	“Workplan” shall mean a reasonably detailed definition of the scope of work, the high-level tasks to be conducted, assumptions, deliverables, and the timetable in connection with the Program. The Workplan is attached as Exhibit A.

2.	SCOPE AND CONDUCT OF WORK:

2.1.	KINDEVA and 4P shall use commercially reasonable efforts to carry out their obligations in terms of the work described in the Workplan in a timely and effective manner making available necessary personnel to perform the Workplan.

2.2.	KINDEVA and 4P shall each identify the contact person at their respective offices to serve as the recipient of communications concerning the Program.

2.3.	Both Parties acknowledge that the costs shown in the Workplan are estimates and KINDEVA shall make reasonable efforts to stay within the estimates. If, after beginning work on the Program, KINDEVA anticipates that the cost of the Program will exceed of the estimated costs (i.e., exceed the upper bound of the estimated cost for any stage of any Workplan), the Parties shall meet to determine if any adjustments in the Workplan and/or estimates should be made. Any changes shall be in writing in the form of a change order, the form of which is attached hereto as Exhibit B (“Change Order”), via the change order process provided in Section 2.4.

2.4.	If either Party elects to make changes to the subject matter or scope of the Program, that Party will provide the other Party with a completed Change Order, and, of receiving the Change Order, the Parties will in good faith negotiate any change to the Workplan including timelines and budget. Neither 4P nor KINDEVA will have any obligation to implement changes or recognize suggested changes unless and until a Change Order and amended Workplan is agreed and executed by the Parties.

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3.	MANAGEMENT OF PROGRAM

3.1.	In order to have appropriate coordination and communication between the Parties in the course of the implementation of the Workplan, each Party agrees to: (i) appoint a project manager; and (ii) set up a joint technical team (“JTT”) for product development management, comprising appropriate membership from KINDEVA and 4P.

3.2.	The project managers shall be in charge of the daily and regular communication between the Parties with respect to the implementation of the Workplan. The JTT shall: (i) provide general guidance to the parties with respect to the implementation of the Workplan; (ii) manage all issues that may occur in connection with the Workplan; and (iii) define timelines and budget.

3.3.	The Parties will keep each other informed of their progress and provide written minutes following each joint meeting summarizing the results of work completed. 4P understands that, except for KINDEVA’s obligation to provide Confidential Information pursuant to Section 5.3, KINDEVA is under no obligation to disclose to 4P what KINDEVA reasonably considers to be its proprietary processes. Instead, such KINDEVA proprietary information may be provided for regulatory review by right of reference to KINDEVA’s Regulatory Files, if required pursuant to the Workplan. In addition, 4P may be retain certain proprietary information as confidential and therefore not disclose it to KINDEVA except as necessary for KINDEVA to perform its activities pursuant to the Workplan.

3.4.	4P will make its employees available and supply to KINDEVA such technical, scientific, and other information concerning Aversa technology as KINDEVA shall reasonably require from time to time in order to complete the Workplan.

3.5.	4P and KINDEVA each agree to promptly communicate, with no longer than elapsing between communications, regarding any reasonable request for information or further instruction in connection with the Program.

3.6.	KINDEVA and 4P recognize that there is no certainty as to the outcome of any Workplan, and neither makes any warranties to the other regarding technical success, commercial success, or non-infringement of the resulting Product.

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4.	SUPPLY OF COMPOUND AND COMPONENTS

4.1.	KINDEVA shall procure all materials, supplies and equipment required to perform the Workplan including the Compound, adhesive, components, aversive agents, and dedicated manufacturing equipment. 4P shall reimburse KINDEVA for any pass- through costs incurred under this Section 4.1 pursuant to Section 6.2.

5.	CLINICAL STUDIES AND TOXICOLOGY STUDIES AND SUPPLIES

5.1.	4P shall at its own expense be responsible for any clinical studies and/or toxicology studies, Regulatory Submissions, and all contact with any regulatory authority concerning the Product. 4P shall share with KINDEVA any relevant information concerning KINDEVA’s development of the Product.

5.2.	4P understands and acknowledges that it will have sole responsibility for the safe handling, storage, testing, use, and transport of the Product in clinical studies and/or toxicology studies, including obtaining any necessary licenses required (e.g., from the U.S. Drug Enforcement Agency).

5.3.	KINDEVA will provide confidential data for inclusion into the chemistry, manufacturing, and controls (“CMC”) section in support of 4P’s Regulatory Submissions, if any. If needed, KINDEVA will issue right of reference to KINDEVA’s Regulatory Files, if applicable.

5.4.	At 4P’s request and expense, and with reasonable advance notice, KINDEVA will attend and participate in meetings with the FDA or other regulatory authorities regarding the Product.

5.5.	KINDEVA will manufacture and release any toxicology, clinical, registration, and/or validation supplies under the Workplan meeting the agreed upon specifications and in compliance with current Good Manufacturing Practices (“cGMPs”) and/or current Good Laboratory Practices (“cGLPs”), as is relevant. KINDEVA will perform release testing of all batches in accordance with agreed upon specifications and test methods.

5.6.	KINDEVA will manufacture each Product to be used in a clinical trial according to the terms and conditions of the quality agreement which will be agreed to and signed by the Parties prior to KINDEVA manufacturing and supplying any Product to 4P for use in a clinical trial.

6.	PAYMENTS

6.1.	4P shall pay KINDEVA or work carried out in connection with the Workplan. KINDEVA shall invoice 4P for work and expenses under this Agreement

6.2.	4P shall reimburse KINDEVA for product materials and components purchased for use in the Workplan

6.3.	Payments by 4P shall be with interest accruing at or late payments.

6.4.	Any commercial validation supplies manufactured under this Agreement are assumed to be salable and will be invoiced in accordance with a commercial supply agreement to be negotiated at a later date, unless otherwise agreed by the Parties.

6.5.	4P shall also reimburse KINDEVA for its reasonable, necessary, and documented incidental costs incurred pursuant to the Workplan including, but not limited to, travel, non-product related materials, product-dedicated equipment and tooling, and other pass-through costs.

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7.	COMMERCIAL SUPPLY AGREEMENT

7.1.	The Parties shall make commercially reasonable efforts to negotiate in good faith a commercial supply agreement (“Supply Agreement”) and execute no later than after submission of the first application for Regulatory Approval in the Territory.

7.2.	KINDEVA shall be the exclusive supplier of Product to 4P and its Affiliates in the Territory for commercial purposes, pursuant to a commercial Supply Agreement, and a related quality agreement. The Parties will make commercially reasonable efforts to negotiate in good faith the heads of terms for the Supply Agreement as set forth in Exhibit C to this Agreement. In the event that the Parties fail to execute the Supply Agreement prior to receipt of the first Regulatory Approval in the Territory, KINDEVA shall supply Product to 4P in accordance with the terms of this Section 7.2 and Exhibit C until such time as the Supply Agreement is executed.

8.	INTELLECTUAL PROPERTY

8.1.	Except as provided herein for the sole purpose of conducting work under this Agreement, neither KINDEVA or 4P has any right or license to any of the others’ patent rights or other intellectual property rights conceived prior to Effective Date of this Agreement. No other license, expressed or implied, is granted by a Party under any patent rights or intellectual property rights, regardless of when conceived, owned, or controlled by such Party to any other Party, by implication, estoppel, or otherwise. The Parties acknowledge that the terms of this Agreement do not contravene or impair any rights or obligations to intellectual property provided under the Feasibility Agreement.

8.2.

8.3.

8.4.

8.5.	Each Party will assign and does hereby assign to the other Party the Inventions set forth in Section 8.3 and/or 8.4. Each Party will obtain any executed documents, including assignments, reasonably requested by the other Party to perfect the ownership of Inventions as set forth in this Section 8.

8.6.	4P hereby grants to KINDEVA a nonexclusive revocable license to use 4P Background IP solely in the Territory and solely for the purpose of performance of this Agreement by KINDEVA and 4P.

8.7.	KINDEVA hereby grants to 4P a nonexclusive revocable license to use KINDEVA Background IP solely in the Territory and solely for the purpose of performance of this Agreement by KINDEVA and 4P.

8.8.	The licenses set forth in Sections 8.6 and 8.7 will terminate when this Agreement terminates.

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9.	CONFIDENTIALITY

9.1.	The Parties agree to use reasonable efforts to maintain Information disclosed by the other in confidence, including at least efforts fully commensurate with those to protect its own confidential information. Neither Party will use the Information of the other Party except for the performance of the work described in the Program. Each Party will disclose the Information only to its officers and employees directly concerned with the Program to whom it is necessary or useful to disclose such Information, but will neither disclose the Information to any third party (except for third parties engaged in activities pursuant to the Program so long as they are under confidentiality obligations as least as stringent as those contained herein) nor use the Information for any other purpose. Each Party acknowledges that, except for the rights expressly granted under this Agreement, it will not obtain any rights of any sort to the Information of the other Party as a result of such disclosure and that any such rights must be subject to separate written agreement(s).

9.2.	The disclosing Party may, at any time, notify the receiving Party in writing that such receiving Party must return to the disclosing Party the disclosing Party’s Information. Each Party hereby agrees (i) return or certify (in a writing attested to by a duly authorized officer of such Party) destruction of all documents, copies, and tangible items it or its employees or agents have received or created pursuant to this Agreement pertaining to, referring, or relating to the other Party’s Information; and (ii) return or certify (in a writing attested to by a duly authorized officer of such Party) destruction of all copies, summaries, modifications, or adaptations that such Party or its employees or agents have made from the materials provided by the disclosing Party; provided, however, that a Party is permitted to retain one copy of such materials in its legal files to be used to verify compliance with its obligations hereunder.

9.3.	Neither Party will make any public announcement as to the execution of this Agreement or its terms without the prior written authorization of the other Party. This shall not prevent a Party from such disclosures regarding the existence or terms of this Agreement to the extent required under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange. In such event, however, the disclosing Party shall use good faith efforts to notify and consult with the other Party prior to such disclosure and, where applicable, shall diligently seek confidential treatment to the extent such treatment is available under applicable securities laws, rules, or regulations.

9.4.	The Parties’ obligation of nondisclosure and the limitations upon the right to use the other Party’s Information shall not apply to the extent that a recipient can demonstrate that the applicable Information: (a) was in its possession prior to the time of disclosure; (b) is or becomes public knowledge through no fault or omission of the receiving Party; (c) is obtained by the receiving Party from a third party under no obligation of confidentiality to the disclosing Party; or (d) is independently developed by the receiving Party, as evidenced by the receiving Party’s written records, without access to the disclosing Party’s Information. A receiving Party may also disclose Information if it is required to disclose the Information in response to a subpoena or other validly issued administrative or judicial process requesting disclosure of same, provided that such receiving Party will give the disclosing Party prompt notice of such request before making any disclosure (to the extent possible) and permit the disclosing Party to oppose or narrow such request for disclosure. The disclosing Party may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement. If such disclosing Party seeks a protective order or other remedy, the receiving Party will cooperate and support any of the disclosing Party’s reasonable efforts to oppose such request (at disclosing Party’s expense). If such disclosing Party fails to obtain a protective order or waive compliance with the relevant provisions of this Agreement, the receiving Party will disclose only in the event of a final judgment or administrative order requiring such disclosure, and only to the extent necessary to comply with such request.

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9.5.	The obligations with respect to maintaining confidentiality and non-use of Information under Section 9 shall survive the termination or expiration of this Agreement with respect to the Program and 4P’s business information, but shall remain in effect for an indefinite period of time with respect to each Party’s technical information which a Party indicates is a trade secret at the time of disclosure. In this latter case, the recipient Party shall keep this trade secret as confidential unless and until it ceases to be Information pursuant to items (a), (b), (c) or (d) of Section 9.4. It is understood and agreed that nothing in this Agreement obligates any Party to disclose or receive any Information that is of a technical nature, but that if a Party refuses to accept such Information and such Information is necessary to perform the transactions contemplated by this Agreement, then the disclosing Party may terminate this Agreement without any obligation to pay the costs set forth above.

9.6.	Nothing in this Agreement will be construed as a restriction on the right of a receiving Party to develop its technology, products or services independently of and without reference to the Information of the disclosing Party, even if they are the same or similar to the technology, products or services contemplated by disclosing Party’s Information.

10.	WARRANTIES, LIMITED REMEDY, LIMITATION OF LIABILITIES, AND INDEMNIFICATION

10.1.	Each party warrants that it: (i) has the right to enter into this Agreement; and (ii) it has no obligations to any other person or entity which are in conflict with its obligations under this Agreement.

10.2.

10.3.	If KINDEVA breaches its warranty in Section 10.2, 4P’s sole remedy for supply of defective Product shall be replacement of such Product by KINDEVA.

10.4.	EXCEPT AS OTHERWISE EXPLICITLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS TO THE OTHER PARTY ANY EXPRESS OR IMPLIED WARRANTY RELATED TO: (1) THE PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT; (2) THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; (3) ANY IMPLIED WARRANTY ARISING OUT OF A COURSE OF DEALING, CUSTOM OR USAGE OF TRADE; (4) ANY REPRESENTATION OR WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS; OR (5) ANY OTHER MATTER OR SUBJECT ARISING OUT OF THIS AGREEMENT.

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10.5.

10.6.	, 4P shall indemnify, defend, and hold KINDEVA and KINDEVA harmless from and against any and all other third party loss or liability for any and all judgments, claims, causes of action, suits, proceedings, damages, demands, fees, expenses, fines, penalties and costs (including without limitation reasonable attorneys’ fees, costs and disbursements) arising from 4P’s or its agent’s use, testing, or clinical studies of the Product.

10.7.	Both 4P and KINDEVA are obligated to promptly notify the other party of any claim for which they intend to seek indemnification under the terms of this Agreement. Failure to give notice shall not constitute a defense, in whole or in part, to any claim by any indemnified entity hereunder except to the extent the rights of the indemnitor are materially prejudiced by such failure to give notice. If a claim arises within the scope of an indemnity, the Party seeking indemnity will fully cooperate in the defense of any such claim.

10.8.	If both Parties desire to defend a case together, then the Parties shall jointly control the defense of such case. If either Party desires to defend a case with separate counsel, then each party shall be entitled to control its own legal defense of any claim; provided, however, that any Party seeking indemnification or contribution shall in good faith consult with the other Party regarding the defense strategy to be employed throughout the case, but only to the extent such consultation does not reveal matters that may be at issue between the party seeking indemnification and the other party. A Party seeking indemnification or contribution from the other party cannot settle a case without the consent of the other Party.

10.9.	NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY KIND OF LOST PROFITS, REVENUE OR BUSINESS, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES. THIS LIMITATION ON LIABILITY APPLIES TO ANY CLAIM REGARDLESS OF THE THEORY OF LAW, INCLUDING, BUT NOT LIMITED TO, BREACH OF CONTRACT, BREACH OF WARRANTY, TORT OR STRICT LIABILITY.

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11.	TERM AND TERMINATION

11.1.	The Agreement shall remain in force from the Effective Date until the earlier of either

11.2.	Either Party may terminate this Agreement in the event of a material breach of the Agreement by the other Party for which the breaching Party has failed to cure within of receipt of written notice from the non-breaching Party.

11.3.	4P may also terminate this Agreement, at any time, upon written notice to KINDEVA, for any internal or commercial reasons and/or without cause. Upon receiving notice of 4P’s intent to terminate, KINDEVA shall make commercially reasonable efforts to stop all activities under any Workplan as soon as practicable.

11.4.	KINDEVA may terminate this agreement if KINDEVA reasonably concludes that the Product cannot be developed by KINDEVA provided that KINDEVA has used commercially reasonable efforts to execute the Workplan. In such case, KINDEVA will meet with 4P to present its findings and explain the rationale for concluding that KINDEVA cannot develop the Product. In case of termination of this Agreement under this Section 11.4 by KINDEVA, 4P shall have the right to request in writing that KINDEVA immediately discontinue activities. After such a request is received by KINDEVA, 4P will not be obligated to pay KINDEVA any amounts for the winding down of its activities pursuant to Section 11.5, and in such case, 4P expressly agrees that KINDEVA is under no further obligation to provide any additional work or deliverables to 4P including any data or reports.

11.5.	All charges and expenses, including non-cancellable capital expenditures or expenses for materials, owed to KINDEVA prior to the effective date of termination shall become due and payable, and except for the circumstance described in Section 11.4, 4P shall pay all charges and expenses reasonably incurred by KINDEVA in the winding down of its activities during the notice period referred to above, provided that KINDEVA shall act diligently to minimize all wind- down costs, upon receipt of 4P’s written termination notice.

11.6.	In the event of termination by 4P under Section 11.2 or by Kindeva under Section 11.4, (i) all rights and licenses granted under this Agreement shall cease; and (ii) Kindeva shall grant to 4P a non-exclusive royalty-free, perpetual, fully paid up, irrevocable sublicensable right and license to any data generated during the course of the Program.

11.7.	In the event of termination by Kindeva under Section 11.2 or by 4P under Section 11.3: (i) all rights and licenses granted under this Agreement shall cease; and (ii) 4P shall grant to KINDEVA a non-exclusive royalty-free, perpetual, fully paid up, irrevocable sublicensable right and license to any data generated during the course of the Program.

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11.8.	The rights and obligations of 4P and KINDEVA which by intent or meaning have validity beyond such termination or expiration (including, but not limited to, rights with respect to confidentiality, intellectual property ownership, and liability limitations) shall survive the termination or expiration of this Agreement or any Workplan.

12.	MISCELLANEOUS

12.1.	Any notice or other communications to be sent or delivered hereunder shall be in writing and sent to the addresses set forth below and shall be effective upon receipt if hand delivered, express delivery service, or certified or registered mail, postage prepaid. For the avoidance of any doubt, the effective date of any notice shall be the date of first receipt by the receiving Party. Notices shall be sent to the address given below or to such other address as the Party to whom notice is to be given may have provided to the other Party in writing in accordance with this provision.

If to 4P:	4P Therapeutics LLC
P.O. Box 921031
Peachtree Corners, GA 30010-1031
Attention: President

If to KINDEVA:	Kindeva Drug Delivery L.P.
11200 Hudson Road
Woodbury, MN 55129
Attention: Chief Executive Officer

With a copy to KINDEVA General Counsel at the above address.

12.2.	This Agreement sets forth the entire agreement between 4P and KINDEVA, as to its subject matter and supersedes all previous agreements (if any) relating to the subject matter of this Agreement. None of the terms of this Agreement shall be amended except in writing signed by the Parties. The Parties are entering into this Agreement with the express understanding that neither Party will be obligated to enter into any further agreement with the other Party relating to the subject matter of this Agreement or the Information.

12.3.	Neither 4P nor KINDEVA shall be considered in default or be liable to the other Party for any delay in performance or non-performance caused by circumstances beyond the reasonable control of such Party, including but not limited to provided, however, that diligent efforts are made to resume performance as quickly as possible.

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12.4.	4P and KINDEVA shall comply with all applicable laws, rules, regulations and orders of any government authority in handling or disposing of all materials, including materials generated under the program.

12.5.	The Parties consent to and this Agreement shall be construed under law, excluding any conflicts or choice of law provision to the contrary.

12.6.	The failure to enforce any right or provision herein shall not constitute a waiver of that right or provision. If any provisions herein are found to be unenforceable on the grounds that they are overly broad or in conflict with applicable laws, it is the intent of the Parties that such provisions be replaced, reformed, or narrowed so that their original business purpose can be accomplished to the extent permitted by law, and that the remaining provisions shall not in any way be affected or impaired thereby.

12.7.	The rights and obligations of 4P and KINDEVA which by intent or meaning have validity beyond such termination or expiration (including, but not limited to, rights with respect to confidentiality, intellectual property and liability limitations) shall survive the termination or expiration of this Agreement or any Workplan.

12.8.	4P and KINDEVA agree to resolve any questions, claims, disputes, or litigation in any way arising from or relating to this Agreement, its negotiation, performance, termination, alleged breach, or any rights or remedies sought therefore (collectively and individually, a “dispute”), exclusively by the following sequence of dispute resolution methods:

(i)

12.9.	In the event of litigation, each Party consents to the exclusive and personal jurisdiction of the specified courts. Nothing in this paragraph shall preclude a Party from taking any action reasonably necessary to prevent immediate and irreparable harm to that Party; provided, however, that the Party taking any such action shall do so in the court specified in subparagraph 12.8(ii) above and such Party after taking such action remains obligated to resolve the underlying claim or dispute giving rise to such action by means of the dispute resolution methods of this paragraph.

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12.10.	This Agreement may not be assigned by either Party, other than to an Affiliate of either Party, except by prior written consent of the other Party (not to be unreasonably withheld); provided that this Agreement may be assigned by KINDEVA without the consent of 4P in connection with the sale of all or substantially all of KINDEVA’s business to which this Agreement pertains whether by merger, consolidation or sale of all or substantially all the assets relating to such business; and this Agreement may be assigned by 4P without the consent of KINDEVA in connection with the sale of all or substantially all of 4P’s business relating to the Product whether by merger, consolidation or sale of all or substantially all the assets relating to such business.

12.11.	Parties understand and agree that performance by 4P of any obligation for the benefit of either KINDEVA shall be deemed as the full performance of such obligation, except in those cases where this Agreement expressly requires 4P to perform such obligation specifically for the benefit of KINDEVA. In particular, it is agreed that payments to be made to KINDEVA in accordance with Section 5 of this Agreement shall be the total compensation collectively payable to KINDEVA hereunder. KINDEVA does hereby waive any claims against 4P for the performance of any obligation under this Agreement if and to the extent that such obligation has been performed by 4P for the benefit of KINDEVA.

12.12.	4P and KINDEVA shall comply in all material respects with the material aspects of all applicable laws, rules, regulations and orders of any government authority in handling or disposing of the Compound and formulations.

12.13.	The Parties agree that this Agreement may be executed by counterparts and by transmission of separately signed signature pages to the other Parties, or by electronic signature, via a recognized electronic signature service (e.g., DocuSign or Adobe Sign), or may be signed, scanned and emailed between the Parties, and any such signatures shall be treated as an original signature for all applicable.

[Remainder of Page Intentionally Left Blank. Signature Page to Follow]

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EXECUTED by the parties

For and on behalf of:

KINDEVA Drug Delivery L.P.

Signed:	Dated:	Jan 4, 2024

Printed:	Title:

4P Therapeutics, LLC

Signed:	/s/ Alan Smith	Dated:	Jan 4, 2024

Printed:	Alan Smith	Title:	President

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Exhibit A

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Exhibit B

Change Order Form

Change order under Agreement dated: [add title and date of agreement]

Between:

Project Name:

Change requested by:

Name:

Company:

Date:

Description of change: [Include details here of the task changes or additions and any change in timelines and/or fees, with reference to the original tasks, timeline or fees where applicable. These details may be attached as a schedule to this change order.]

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

Requested task, dates and costs are approved by:

Company:	KINDEVA:
Name:	Name:
Signature:	Signature:
Position:	Position:
Date (dd/mm/yy):	Date (dd/mm/yy):

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